SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 26, 2004

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-6523 (Commission File Number)	56-0906609 (IRS Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina (Address of principal executive offices)		28255 (Zip Code)

704.386.8486

(Registrant’s telephone number, including area code)

ITEM 5.	OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On May 26, 2004, the Public Prosecutor’s Office for the Court of Milan, Italy filed criminal charges against Bank of America Corporation’s (the “Registrant”) former employees, Antonio Luzi, Luis Moncada, and Luca Sala, alleging market manipulation in connection with Parmalat.

The Public Prosecutor’s office also filed a related charge against the Registrant asserting administrative liability based on an alleged failure to maintain an organizational model sufficient to prevent the alleged criminal activities of its former employees.

The Registrant has provided information to, and continues to cooperate fully with, various governmental and regulatory entities, including Italian authorities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:

Teresa M. Brenner Associate General Counsel

Dated: May 26, 2004